5.1


                             LIONEL SAWYER & COLLINS
                                Attorneys At Law
                           1700 BANK OF AMERICA PLAZA
                             300 SOUTH FOURTH STREET
                             LAS VEGAS, NEVADA 69101



                                February 3, 1997


                                                                (702) 383-8888


Cornerstone Properties, Inc.
126 East 56th Street
New York, New York  10022

     Re:          Cornerstone Properties, Inc.
                  Registration Statement on Form S-3

Dear Sirs:

     We have acted as special Nevada counsel for Cornerstone Properties, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 ("Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of up to five hundred million ($500,000,000.00) dollars of shares ("Shares") of Common Stock, no par value per share, of the Company (the "Common Stock"), such Shares to be issued and offered in amounts and prices per share to be determined at the time of such issuance and offering, and set forth in one or more prospectus supplements to the Registration Statement (each a "Prospectus Supplement"). The Company has provided us with a draft prospectus ("Prospectus"), which is a part of the Registration Statement. Capitalized terms used in this Opinion Letter and not defined herein shall have the meaning given to them in the Registration Statement.

     We have examined originals or copies of such corporate records and certificates of public officials and we have deemed necessary or advisable for the purposes of this Opinion Letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.


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     Based upon and subject to the foregoing, and subject to the qualifications, limitations, restrictions and assumptions set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

     2. The Company has the authority to issue up to One Hundred Million (100,000,000) shares of Common Stock.

     3. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law with respect to the issuance of the Shares ("Resolution"), and assuming: (i) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us, (ii) the due execution and delivery of such certificates, (iii) the receipt of the consideration called for in the Registration Statement and/or the Prospectus Supplement and the Resolution, and (iv) the issuance of the Shares does not exceed the authorized but unissued Common Stock at the time of such issuance (excluding Common Stock unissued but committed to issuance), then upon issuance and delivery of the Shares pursuant to the Registration Statement and/or the Prospectus Supplement and the Resolution, the Shares will be validly issued, fully paid and nonassessable.

     Nothing herein shall be deemed an opinion as to the laws of any other jurisdiction other than the State of Nevada.

     This Opinion Letter is intended solely for the use of the Company in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person without the written consent of this firm; provided, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, and we disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.


                                                /s/ Lionel Sawyer & Collins
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